NYLIM ACTIVE ETF TRUST 485BPOS

Exhibit (h)(4)(a)

AMENDMENT TO EXPENSE LIMITATION AGREEMENT

This Amendment to the Expense Limitation Agreement is made as of the 16th day of September 2026, by and between NYLIM Active ETF Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund” and, collectively, the “Funds”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the parties hereto have entered into an Expense Limitation Agreement dated as of August 28, 2026 (the “Agreement”); and

WHEREAS, the Advisor and the Trust desire to amend Schedule A of the Agreement to reflect the addition of NYLIM MacKay Muni High Income ETF, a series of the Trust.

NOW, THEREFORE, the parties agree that Schedule A of the Agreement is hereby amended and restated in the form of Schedule A attached hereto.

This Amendment, the Agreement, and the attachments to this Amendment constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment should be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and each of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

NYLIM ACTIVE ETF TRUST		NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Jack R. Benintende	By:	/s/ Kirk C. Lehneis
Name:	Jack R. Benintende	Name:	Kirk C. Lehneis
Title:	Vice President	Title:	Senior Managing Director

SCHEDULE A

Funds and Operating Expense Limits

To

EXPENSE LIMITATION AGREEMENT

(Effective September 16, 2026)

Fund	Operating Expense Limit
NYLIM MacKay Core Plus Bond ETF	0.30%
NYLIM Winslow Large Cap Growth ETF	0.50%
NYLIM Winslow Focused Large Cap Growth ETF	0.46%
NYLIM MacKay Securitized Income ETF	0.28%
NYLIM CBRE Real Estate & Infrastructure ETF	0.45%
NYLIM MacKay Muni High Income ETF	0.34%

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